UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2019

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6620 West Broad Street, Richmond, Virginia		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	GNW	NYSE (New York Stock Exchange)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 12, 2019, Genworth Financial, Inc. (“Genworth”), Genworth Financial International Holdings, LLC (“GFIH”), Genworth Mortgage Insurance Corporation (“GMIC”, and together with GFIH, the “Vendors”), Brookfield BBP Canada Holdings Inc. (“Purchaser”) and Brookfield Business Partners L.P. (“Guarantor”, and together with Genworth, GFIH, GMIC and Purchaser, the “Parties”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”), pursuant to which Genworth and the Vendors agreed to sell to the Purchaser all of the common shares of Genworth MI Canada Inc. (“Genworth Canada”) owned by GFIH and GMIC (the “Transaction”), which collectively represent approximately 56.9% of Genworth Canada’s issued and outstanding common shares (the “Purchased Shares”), CAD$48.86 per share (reflecting a total Transaction value of approximately USD$1.8 billion) in cash (the “Purchase Price”). Genworth Canada, a public company traded on the Toronto Stock Exchange, is the largest private sector residential mortgage insurer in Canada.

The Share Purchase Agreement provides that the Purchase Price will be reduced on a per Purchased Share basis prior to the closing of the Transaction by the amount of any dividends or distributions paid by Genworth Canada to the Vendors in relation to the common shares of Genworth Canada owned by GFIH. The Purchase Price will not, however, be reduced on account of the Vendors’ receipt of regular quarterly dividends (not to exceed CAD$0.55 per share), on any record date between the date of the execution of the Share Purchase Agreement and the closing date. Moreover, the Share Purchase Agreement provides that the amount of Purchased Shares may decrease prior to closing as a result of the Vendors’ participation in any Genworth Canada share buyback program. The Vendors have the right to participate in any such program on a pro rata basis to maintain their applicable ownership percentage in Genworth Canada’s issued and outstanding shares (approximately 40.5% and 16.5%, respectively) so long as the Vendors dispose of their shares in any such program for a price per share that is less than the Purchase Price. At the closing, the Purchaser will pay the Vendors the Purchase Price per share for the amount of Purchased Shares then held by the Vendors (which, in the aggregate, shall represent no less than 56.5% of Genworth Canada’s issued and outstanding shares).

The Share Purchase Agreement contains customary representations, warranties, covenants, indemnification rights and termination provisions. In particular, Genworth and the Vendors are subject to covenants that, subject to certain exceptions, require Genworth and each Vendor to use commercially reasonable efforts to, among other things, cause Genworth Canada to, between signing and closing of the Transaction, conduct its business in the ordinary course and prevent Genworth Canada from taking certain actions, such as effecting amendments to its organizational documents or disposing of its material assets, by exercising such Vendor’s or the Genworth’s rights pursuant to the shareholder agreement among Genworth Canada, Genworth and Brookfield Life Assurance Company Limited, dated July 7, 2009, as amended.

Furthermore, the Guarantor is a party to the Share Purchase Agreement primarily for the purpose of guaranteeing the performance of, and compliance with, all of the Purchaser’s obligations, covenants and undertakings in accordance with the terms and conditions of the Share Purchase Agreement.

The consummation of the Transaction is subject to the satisfaction or waiver of customary closing conditions, including receipt of the required regulatory approvals under the Competition Act (Canada) and the Insurance Companies Act (Canada), the Purchased Shares representing no less than a specified percentage (i.e., 56.5%) of the issued and outstanding shares of Genworth Canada and the parties to the Share Purchase Agreement having performed or complied with all of their respective obligations thereunder at or prior to the closing. The closing is targeted to occur by the end of 2019. The foregoing summary of the Share Purchase Agreement is qualified in its entirety by reference to the complete text thereof, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Simultaneously with the execution of the Share Purchase Agreement, Genworth and the Guarantor entered into a commitment letter (the “Commitment Letter”) pursuant to which Guarantor commits to provide Genworth with up to $850 million in bridge financing to address Genworth’s liquidity needs in the event the regulatory approvals for the Transaction are not received by October 31, 2019. The foregoing summary of the Commitment Letter is qualified in its entirety by reference to the complete text thereof, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Moreover, in connection with the agreement and plan of merger (as amended from time to time, the “Merger Agreement”), dated October 21, 2016, among Genworth, Asia Pacific Global Capital Co., Ltd. (the “Merger Parent”), a subsidiary of China Oceanwide Holdings Group Co., Ltd. (together with its affiliates, “China Oceanwide”) and Asia Pacific Global Capital USA Corporation, an indirect subsidiary of China Oceanwide (the “Merger Sub”) regarding China Oceanwide’s acquisition of Genworth (the “China Oceanwide Transaction”) and the waiver agreements among Genworth, Merger Parent and Merger Sub related thereto, Genworth obtained China Oceanwide’s consent to the entry into the Share Purchase Agreement by Genworth and the Vendors and to the transactions contemplated thereby. As a result of China Oceanwide’s consent to the Transaction, Genworth and China Oceanwide entered into the Twelfth Waiver and Agreement extending the outside date under the Merger Agreement to December 31, 2019.

Item 8.01	Other Events

On August 13, 2019, Genworth issued a press release (the “Press Release”) announcing the execution of the Share Purchase Agreement and the Commitment Letter. The Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

2.1

Share Purchase Agreement by and among Genworth Financial, Inc., Genworth Financial International Holdings, LLC, Genworth Mortgage Insurance Corporation, Brookfield BBP Canada Holdings Inc. and Brookfield Business Partners L.P., dated August 12, 2019.

10.1	Commitment Letter between Brookfield Business Partners L.P. and Genworth Financial, Inc., dated August 12, 2019.

99.1	Press Release issued by Genworth, dated August 13, 2019.

Cautionary Note Regarding Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Genworth’s future business and financial performance. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those in the forward-looking statements and factors that may cause such a difference include, but are not limited to, risks and uncertainties related to: (i) the risk that the Transaction may not be completed in a timely manner or at all, which may adversely affect Genworth’s business and the price of Genworth’s common stock and the Purchased Shares; (ii) the ability of the parties to obtain regulatory approvals, or the possibility that they may delay the Transaction or that materially burdensome or adverse regulatory conditions may be imposed in connection with any such regulatory approvals; (iii) the risk that a condition to closing of the Transaction may not be satisfied; (iv) continued availability of capital and financing to Genworth before the consummation of the Transaction; (v) changes in applicable laws or regulations; (vi) Genworth’s ability to recognize the anticipated benefits of the Transaction; (vii) the impact of changes in interest rates and political instability; (viii) further rating agency actions and downgrades in Genworth’s financial strength ratings; (ix) the amount of the costs, fees, expenses and other charges related to the Commitment Letter; (x) market conditions that may make it difficult to obtain funding; (xi) potential further impairments to Genworth’s access to funding due to its credit or financial strength ratings and its financial condition; (xii) the sufficiency of Genworth’s internal liquidity sources to meet its needs and its access to capital may be limited or unavailable; (xiii) the risk that the transaction with China Oceanwide may not be completed in a timely manner or at all; and (xiv) the parties’ inability to obtain regulatory approvals or clearances, or the possibility that regulatory approvals may further delay the China Oceanwide Transaction. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Actual results may vary materially from those contained in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing Genworth’s views as of any subsequent date, and Genworth does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2019	GENWORTH FINANCIAL, INC.

	By:	/s/ Ward E. Bobitz
Ward E. Bobitz
Executive Vice President and General Counsel